UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

T. Rowe Price Active Crypto ETF

(Exact name of registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	39-4422405 (I.R.S. Employer Identification No.)

c/o T. Rowe Price Sponsor LLC

1307 Point Street

Baltimore, Maryland 21231

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be registered

T. Rowe Price Active Crypto ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-291007. (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series of T. Rowe Price Active Crypto ETF (the “Trust”) listed below to be registered hereunder is set forth in the Trust’s Registration Statement on Form S-1 (Commission File No. 333- 291007), as filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2026, which description is incorporated herein by reference, including all amendments and supplements to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

T. Rowe Price Active Crypto ETF

By: T. Rowe Price Sponsor LLC, as Sponsor of the Trust*

Date:	June 22, 2026

By:	/s/ Alan Dupski
Name:	Alan Dupski
Title:	Director, Chief Financial Officer

*The registrant is a trust and the person is signing in his capacity as an officer of T. Rowe Price Sponsor LLC, the Sponsor of the registrant.